Exhibit 99.1

OFFICERS INCENTIVE COMPENSATION PLAN
ELIGIBLE OFFICERS
FISCAL PERIOD 2018

Acknowledgement of receipt and agreement of Officer Incentive Plan as described herein.

Executive Signature	Date

WINNEBAGO INDUSTRIES, INC.
OFFICERS INCENTIVE COMPENSATION PLAN
Fiscal Period 2018

1.
Purpose. The purpose of the Winnebago Industries, Inc. Officers Incentive Compensation Plan (the “Plan”) is to promote the growth and profitability of Winnebago Industries, Inc. (the “Company”) by providing its officers with an incentive to achieve corporate profit objectives and to attract and retain officers who will contribute to the achievement of growth and profitability of the company.

2.	Authority; Administration.

a.
2014 Omnibus Equity, Performance Award, and Incentive Compensation Plan. Any cash awards payable under this Plan shall be paid under and pursuant to the terms of the Company’s 2014 Omnibus Equity, Performance Award, and Incentive Compensation Plan (the “Stock Plan”), and the terms of this Plan and any determinations made hereunder shall constitute terms and conditions of the cash award under the Stock Plan. Terms not otherwise defined in this Plan shall have the meaning set forth in the Stock Plan.

b.
Administrator. The Plan shall be administered by the Human Resources Committee (the “Committee”) appointed by the Board of Directors, or a subset of such Committee that satisfies the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”) with respect to any incentive compensation subject to Code §162(m).

c.
Powers and Duties. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of the Plan and may amend or revoke any rule or regulation so established for the proper administration of the Plan. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

d.	Annual Approval. The Committee must approve the Plan and specific financial objectives and targets within the first 90 days of each new fiscal year.

3.	Participation Eligibility.

a.	Participants must be an officer of the Company with responsibilities that can have a significant impact on the Corporation’s end results.

b.	The Committee will approve all initial participation prior to the beginning of each new Plan year. The Plan year shall be the fiscal year of the Corporation.

c.	The Committee will make the determination on participation for new participants and for any pro-rated payment of earned incentives due to retirement, disability or death. Unless otherwise specified, participants must be employed as of the end of the fiscal year to be eligible for any incentive payment.

4.
Nature of the Plan. The incentive award is based upon financial performance of the Corporation and/or a segment of the Corporation. The Plan is an annual program that provides for annual measurements of financial performance and an opportunity for an annual incentive payment based on performance results.

The performance measurements for this Plan will be based upon one or more pre-established financial performance measurements. These performance measurements will provide an appropriate balance between quality and quantity of earnings or other financial criteria set forth in the Stock Plan. The Committee will establish the financial performance objectives for each participant including a Target, a minimum threshold below which an incentive will not be paid, and a maximum incentive level within the first 90 days of the fiscal year, which may be based on the Corporation's or a segment's financial performance. Financial performance achievement levels may be adjusted to include or exclude specific items of an unusual nature or non-operating or significant events not anticipated by the Committee when the financial and strategic performance measurements were established, as determined by the Committee in its sole discretion and as permitted by the Stock Plan.
The Committee has determined that one or more of the following financial performance objectives shall be used:

Enterprise and / or Business Unit Operating Income
Enterprise and / or Business Unit Net Sales Growth
Enterprise and / or Business Unit Working Capital

In addition, the Committee may, at the time and in a manner similar to the financial measurements, establish one or more individual contributions of each executive in the form of a Non-Qualified Performance Award as a part of or in addition to the award based solely on the financial performance objectives. The award for individual contributions may increase or decrease the award based on the financial performance objectives, provided that such award for individual contributions shall not result in an increase in the award based on the financial performance objectives if the Committee determines, at the time the objectives are established, that such award is a Qualified Performance Award. The Committee reserves the right to reduce the total amount of any individual’s awards in its discretion.
The Committee delegates to the CEO the authority to establish the incentive (Target) for employees other than officers subject to the provisions set forth in this Plan.

5.
Method of Payment. Individual officer incentive targets, expressed as a percentage of base salary or a flat dollar amount, are approved annually by the Committee. Actual incentive awards can range from 0% to 200% of an officer’s incentive target.

The amount of the participants’ incentive compensation for the fiscal year shall be in direct proportion to the financial performance expressed as a percentage (Financial Factor) against predetermined compensation targets for that participant. The results for the fiscal year will be used in identifying the Financial Factor to be used when calculating the participants’ incentive compensation. If individual contributions were established by the Committee, the Committee shall evaluate such contributions in determining the effect on the amount of the incentive compensation, subject to the limitation set forth above for any incentive compensation that constitutes a Qualified Performance Award.
Incentive awards are paid in cash. The cash payment, if any, shall be awarded as soon as practical after the final measurement of financial performance and overall incentive amounts have been approved by the Committee in October following fiscal year end, but in no event later than 2 ½ months after the end of the fiscal year.
A participant must be employed by Winnebago Industries, Inc. at the end of the fiscal year to be eligible for any incentive payment except as waived by the Committee for retirement, disability or death. Any payment made under this Plan shall be subject to any employment and income tax withholding and other deductions as required by law.

6.
Change in Control. In the event the Company undergoes a “Change in Control” as defined in the Stock Plan during the Plan year, the Committee shall, prior to the effective date of the Change in Control (the “Effective Date”), make a good faith estimate with respect to the achievement of the financial performance through the end of the Plan year in which the Effective Date occurs. In making such estimate, the Committee may compare the achievement of the financial performance against forecast through the Plan period and may consider such factors as it deems appropriate. The Committee shall exclude from any such estimate any and all costs and expenses arising out of or in connection with the Change in Control. Based on such estimate, the Committee shall make a full Plan year award within 15 days after the Effective Date to all participants.

7.
Recoupment of Incentive Compensation. Notwithstanding anything herein to the contrary, cash payments and restricted stock award paid in connection with the Plan shall be subject to forfeiture and recoupment to the extent required under federal law and in accordance with Section 14 of the Stock Plan.

8.	Governing Law. Except to the extent preempted by federal law, the consideration and operation of the Plan shall be governed by the laws of the State of Iowa.

9.
Employment Rights. Nothing in this Plan shall confer upon any employee the right to continue in the employ of the Company, or affect the right of the Company to terminate an employee’s employment at any time, with or without cause.

Approved by the Human Resources Committee October 17, 2017.

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